UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

SINTX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2021, SINTX Technologies, Inc. (the “Company”), entered into an Industrial Lease Agreement (the “Lease”) with SLS Industrial Portfolio Owner SLCP, LLC, LLC, a Delaware limited liability company (the “Landlord”) pursuant to which the Company has agreed to lease approximately 10,936 square feet of office and manufacturing space at 3284 W 2100 S, Suite A, Salt Lake City, Utah 84104.

The commencement date of the Lease is expected to occur on or about September 1, 2021, subject to completion of certain tenant improvements by Landlord. The Company intends to operate its ceramic armor business through its wholly owned subsidiary, SINTX Armor, Inc., at this location. The term of the Lease is 122 months. The base rent obligation is approximately $9,295 per month during the first year of the Lease and increases approximately three percent annually for each year of the remaining term of the Lease. The aggregate base rent payments for the term of the Lease are $1,285,158.

The Lease contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations under the Lease within specified time periods, or upon bankruptcy or insolvency of the Company. The Lease also contains other customary provisions for real property leases of this type.

The Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Lease is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information about the Lease disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*+	Industrial Lease Agreement, dated August 19, 2021, by and between SINTX Technologies, Inc. and SLS Industrial Portfolio Owner SLCP, LLC, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+ A portion of Exhibit 10.1 has been omitted as it contains information that (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	August 25, 2021	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer